EXHIBIT 10.5

FIRST AMENDMENT TO THE WALGREENS BOOTS ALLIANCE, INC.
2013 OMNIBUS INCENTIVE PLAN
As Amended and Restated Effective July 11, 2017

Effective January 27, 2021, the final sentence of Section 10.11 of this Plan is amended to read as follows:

“Distributions in Stock shall be made in whole and fractional shares, unless the Company elects to pay fractional shares in cash.”